UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

JAMES CORL

EDWARD GLICKMAN

PETER LINNEMAN

JIM LOZIER

KENNETH SHEA

EGI-CW HOLDINGS, L.L.C.

DAVID HELFAND

SAMUEL ZELL

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The Choice Is Clear
Vote the GOLD
Consent Card
February 27, 2014
ATTENTION COMMONWEALTH REIT SHAREHOLDERS
The Time To Act Is Now
The Consent Solicitation To Remove The Current Board
Must Be Concluded No Later Than March 20
Please Sign, Date And Return The
GOLD
Consent Card Today
To Ensure Your Vote Is Counted By The March 20 Deadline
A Non-vote Is A Vote To Retain The Current Underperforming Board

The Choice Is Clear
The Case for Change Now
Corvex and Related are undertaking this consent solicitation to remove the entire Board of
Trustees of CommonWealth REIT (“CommonWealth,” “CWH” or the “Company”) due to
fundamental conflicts of interest, and to subsequently elect a highly qualified new Board of Trustees led by Sam Zell
See footnotes on p. 10.
Corvex and Related believe removal of the current Board will unlock substantial value for all shareholders, and estimate current Net Asset Value
(4)
to be approximately $35 per
share in such a scenario, 34% higher than the closing price on Feb. 25, 2014 and  51% higher than on Jan. 28, 2014, the date we filed definitive solicitation materials with the SEC
Additional information can be found at www.shareholdersforcommonwealth.com
As Chairman of CWH, Mr. Zell would bring an outstanding track record of value creation for the benefit of all CWH shareholders
Sam Zell is recognized as a founding father of today’s public real estate industry after creating three of the most successful REITs in history: Equity Office Properties Trust
(“EOP”), Equity Residential (“EQR”), and Equity LifeStyle Properties (“ELS”)
– CWH stock price plummeted 68% during 2007-2013
(2)
while annual fees paid to RMR
increased 40%
(3)
Barry and Adam Portnoy effectively control CWH despite owning virtually no stock, with the fees they pay themselves through RMR
(1)
being their only meaningful economic
interest in the Company

Total return
Cumulative RMR Fees (millions)

RELATED
CORVEX

The Choice Is Clear:  CWH Shareholders Can Choose Value
Creation or Value Destruction
Sam Zell’s Unrivaled Track Record for Value Creation:
Total Return Performance – Zell-Chaired REITs vs. CWH vs. RMR Fees
(1)

Cumulative total returns
Zell-Chaired REITs CWH Variance Timeframe
EOP 368% 103% (265%) 7/7/1997 - 2/9/2007
EQR 422% 7% (415%) 7/7/1997 - 2/25/2013
ELS 574% 7% (567%) 7/7/1997 - 2/25/2013
($100)
$0
$100
$200
$300
$400
$500
$600
$700
$800
(100%)
0%
100%
200%
300%
400%
500%
600%
700%
800%
1997 2000 2003 2006 2009 2012
CWH EOP EQR ELS Cumulative RMR
Fees
EOP:
368%
CWH: 7%
EQR:
422%
ELS:
574%
1997: $791 million
(1)
Note:  Total returns calculated from 7/7/1997 (the earliest date on which the Zell-chaired REITs and CWH were  all public) to  2/25/2013 (last trading day before Corvex and
Related first publicly announced their intent to effect change at CWH in their initial 13-D filing with the SEC). Total returns assume the dividends of each company’s shares are reinvested in the company’s stock.
(1)
2013 RMR fees reflect annualized YTD 9/30/2013 figures.  Q3 2013 RMR fees include fees paid by Select Income REIT, of which CWH owns  44% of the outstanding common shares, to make the figure comparable to historically disclosed figures.
Sources: Company filings, SNL
Cumulative RMR fees since

The Choice Is Clear
The Case for Removal:  Abysmal Performance
While the stock price plummeted 68% during 2007-2013
(1)
, annual fees paid to RMR, the
external manager wholly-owned by Barry and Adam Portnoy, increased 40%
(2)
, as RMR’s
fees are linked primarily to the size of the Company rather than to profitability for shareholders
Over the 1 year, 2 years, 3 years, 5 years, and 10 years ended February 25, 2013
(3)
, the stock
price declined -17%, -45%, -43%, -45%, and -53%, respectively
The Portnoys effectively control CWH despite owning virtually no stock, with the fees they pay themselves through RMR being their only meaningful economic interest in the Company
CWH’s performance record is abysmal by almost any metric over any relevant time period, in our view, but all the while the Portnoys have continued with impunity to line their pockets
Shareholders can now take back CommonWealth, choose a new, truly independent Board led by Sam Zell, and unlock the substantial value trapped as a result of CWH’s conflicted external management structure
(1) Assumes 2013 share price as of 2/25/2013, last trading day before Corvex and Related first publicly announced their intent to effect change at CWH in their initial 13-D filing with the SEC.
(2) RMR fees paid per CWH public filings include Select Income REIT, of which CWH owns 44% of the outstanding common shares. YTD 9/30/13 figures annualized to arrive at full year 2013 estimate.
(3) Last trading day before Corvex and Related first publicly announced their intent to effect change at CWH in their initial 13-D filing with the SEC.

The Choice Is Clear
The Portnoys’ Record of Trampling on Corporate Democracy
Imposed illegal bylaw amendments and procedural hurdles, later declared invalid, that would have made it impossible to even hold the current vote, even though this right has been plainly granted by CWH’s Declaration of Trust since 1986
Secretly attempted to manipulate state lawmakers into changing the Maryland Unsolicited
Takeover Act via an 11 hour amendment to eliminate the right to hold this vote
Spent nearly $30 million of shareholders’ money on a year-long litigation process in a brazen campaign to systematically deprive shareholders of their right to a fair vote
Reinstated Trustee Joseph Morea after he received the vote of only 14% of the outstanding shares at the 2013 annual meeting
Effected a massively dilutive equity offering priced at less than 50% of book value, increasing share count by 41%, and destroying $6 per share of value, in our view
Opted into a provision of the Maryland Unsolicited Takeover Act in a misleading attempt, later declared invalid, to try to eliminate the right to remove Trustees without cause
The Portnoys’ Actions Speak Louder Than Our Words Ever Could
The Portnoy Board has gone to extraordinary lengths to eliminate your right to simply vote on their removal, entrenching themselves at the expense of CWH shareholders and protecting RMR’s annual $84 million
(1)
fee stream
Over the past year, the Board:
(1) Represents estimate of 2013 RMR fees derived by annualizing YTD 9/30/2013 figures. Q3 2013 RMR fees include fees paid by Select Income REIT, of which CWH owns
44% of the outstanding common shares, to make the figure comparable to historically disclosed figures.
th

The Choice Is Clear:  Independent Third Parties Agree
“The Portnoys Receive an F” – New York Times
“The deal world remained muted this year in terms of big transactions and activity.
…Despite the relative doldrums, there were still some highlights and lowlights. Here are some of them…
The father and son duo who head CommonWealth — Barry and Adam Portnoy — and
CommonWealth’s counsel at Skadden Arps showed little regard for shareholder rights, doing everything in their power to prevent Corvex Management and the Related
Companies from removing the Portnoys. The Portnoys banked on CommonWealth’s unique requirement that shareholders arbitrate all disputes with the company to stymie the two hedge funds. It didn’t work, and the arbitration panel ruled against
CommonWealth, clearing the way for the funds to begin a campaign to unseat them.
The Portnoys receive an F.”
“Despite
Doldrums in Deal Activity, A Few Highlights This
Year,”
New York Times,
December 17, 2013

The Choice Is Clear:  A New Path
Sam Zell & David Helfand Have Joined Corvex/Related’s Slate of Nominees
Mr. Zell is willing to serve as Chairman of the Board, if so appointed by the new Board
– Mr. Zell is the current Chairman of Equity Residential, Equity LifeStyle Properties, Covanta Holding
Corporation and Anixter International Inc. and the former Chairman of Equity Office Properties Trust
(formerly the largest REIT in the U.S.)
Mr. Helfand is willing to serve as CommonWealth’s CEO, if so appointed by the new Board
– Mr. Helfand is Co-President of Equity Group Investments and has previously served as Executive Vice
President and Chief Investment Officer of Equity Office Properties Trust and President and CEO of
Equity LifeStyle Properties
Mr. Zell and Mr. Helfand bring exceptional credentials as well as a business philosophy that includes:
– A core operating principle of aligning interests between company leadership and shareholders
– A conviction that an internal management structure promotes incentives to build successful companies for the long-term creation of shareholder value, while external management structures are flawed given inherent conflicts of interest
– A belief that a public company’s fiduciary responsibility to its shareholders is paramount
Sam Zell is recognized as a founding father of today’s public real estate industry after creating three of the most successful REITs in history: Equity
Office Properties Trust (“EOP”), Equity Residential (“EQR”), and Equity
LifeStyle Properties (“ELS”)

The Choice Is Clear
CommonWealth Shareholders Have a Choice Between Two Paths
The Portnoys’ path of conflicted external management, value destruction, and the absence of accountability, with which CWH shareholders are all too familiar
OR
Sam Zell’s path of aligned internal management and accountability that fosters the incentives critical to building a successful company focused on the long-
term creation of shareholder value
As shown in the chart on page 3, even including dividends paid on CWH stock
(1)
, CWH
shareholders experienced a cumulative total return of a mere 7% over a nearly 16-year span
(2)
during which time CWH paid RMR approximately $800 million
(3)
in fees
In a glaring contrast, Sam Zell's track record speaks for itself:  Mr. Zell created 3 of the most successful REITs in history
As shown in the chart on page 3, we believe Mr. Zell's chairmanship of EOP, EQR, ELS has unquestionably maximized value for shareholders over the same 16-year period in which
CWH generated 7% returns
The Time to Act is NOW – Vote the GOLD Card Today – A Non-vote is a Vote for the Portnoys
Shareholders finally have an ability to choose Value Creation over Value Destruction
Dividends are assumed to have been reinvested in CWH stock.
From 7/7/1997 (the earliest date on which the Zell-chaired REITs and CWH were  all public) to  2/25/2013 (last trading day before Corvex and Related first publicly announced their intent to effect change at CWH in their initial 13-D filing with the SEC.).
2013 full year RMR fees derived by annualizing YTD 9/30/2013 figures.  Q3 2013 RMR fees include fees paid by Select Income REIT, of which CWH owns  44% of the outstanding common shares, to make the figure comparable to historically disclosed figures.
(1)
(2)
(3)

The Choice Is Clear
Voting Instructions
The Time to Act is Now
Please Sign, Date and Return the GOLD Consent Card Today
A Non-vote is a Vote for the Portnoys
Place your vote now to remove the entire Board of Trustees
Please note that internet voting is NOT available - Shareholders must sign, date and return the GOLD Consent Card in the pre-paid return envelopes provided
If you need assistance in executing your GOLD consent card or placing your vote, please call our proxy solicitor:
– D.F. King & Co., Inc., at (800) 714-3313
Without complete removal, the remaining Trustees would be able to unilaterally reinstate a removed Trustee – as they did just last year – or fill vacancies on the Board without input from the true owners of the company – the shareholders

Footnotes
Footnotes to p. 2
(1)
RMR is CWH’s external manager, owned 100% by Barry and Adam Portnoy.
(2) Assumes 2013 share price as of 2/25/2013, last trading day before Corvex and Related first publicly announced their intent to effect change at CWH in their initial 13-D filing with the SEC.
(3) 2013 RMR fees reflect annualized YTD 9/30/2013 figures.  Q3 2013 RMR fees include fees paid by Select Income REIT, of which CWH owns  44% of the outstanding common shares, to make the figure comparable to historically disclosed figures.
(4) Represents estimate of private market value of all properties owned by CWH as disclosed in 9/30/13 10-Q filing, adjusted for recent asset sales reported in the media.  Additional detail behind our NAV estimate is provided on page 71 of Corvex and Related’s Updated Presentation to Shareholders, The Case for Change Now at CWH, February 13, 2014. This
presentation has been filed with the SEC and can also be found at www.shareholdersforcommonwealth.com.

Disclaimer
Additional Information Regarding the Solicitation
The following persons are participants in connection with the solicitation of CommonWealth REIT shareholders: Corvex Management LP, Keith Meister,
Related Fund Management, LLC, Related Real Estate Recovery Fund GP-A, LLC, Related Real Estate Recovery Fund GP, L.P., Related Real Estate
Recovery Fund, L.P., RRERF Acquisition, LLC, Jeff T. Blau, Richard O’Toole, David R. Johnson, James Corl, Edward Glickman, Peter Linneman, Jim
Lozier, Kenneth Shea, EGI-CW Holdings, L.L.C., David Helfand and Samuel Zell. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the definitive solicitation statement filed with the SEC on January 28, 2014 and Supplement No. 1 thereto filed on February 13, 2014.
This presentation does not constitute either an offer to sell or a solicitation of an offer to buy any interest in any fund associated with Corvex Management LP
(“Corvex”) or Related Fund Management, LLC (“Related”).  Any such offer would only be made at the time a qualified offeree receives a confidential offering memorandum and related subscription documentation.
The information in this presentation is based on publicly available information about CommonWealth REIT (the “Company”). This document includes certain forward-looking statements, estimates and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in the composition of the Company’s Board of Trustees, actions of the Company and its subsidiaries or competitors, and the ability to implement business strategies and plans and pursue business opportunities.  Such forward-looking statements, estimates, and projections reflect various assumptions concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of the Company, copies of which are available on the U.S. Securities and Exchange Commission website at www.sec.gov/edgar.  No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates or projections or with respect to any other materials herein.  Corvex and Related may buy, sell, cover or otherwise change the form of their investment in the Company for any reason at any time, without notice, and there can be no assurances that they will take any of the actions described in this document.  Corvex and Related disclaim any duty to provide any updates or changes to the analyses contained in this document, except as may be required by law.  Shareholders and others should conduct their own independent investigation and analysis of the Company.  Except where otherwise indicated, the information in this document speaks only as of the date set forth on the cover page.
Permission to quote third party reports in this presentation has been neither sought nor obtained.
Corvex Management LP and Related Fund Management, LLC have filed a definitive solicitation statement with the Securities and Exchange
Commission (the “SEC”) to (1) solicit consents to remove the entire board of trustees of CommonWealth REIT (the “Removal Proposal”), and (2) elect a s late of new trustees at a special meeting of shareholders that must be promptly called in the event that the Removal Proposal is successful. Investors and security holders are urged to read the definitive solicitation statement and other relevant documents because they contain important information regarding the solicitation. The definitive solicitation statement and all other relevant documents are available, free of charge, on the
SEC’s website at www.sec.gov.